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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-187680) of SP Plus Corporation and in the related Prospectus and on Form S-8 (No. 333-150379) pertaining to the 2005 Long-Term Incentive Plan, of our reports dated March 6, 2015 with respect to the consolidated financial statements and schedule of SP Plus Corporation and the effectiveness of internal control over financial reporting of SP Plus Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
March 6, 2015

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm